Exhibit 99.1

FOR RELEASE ON: February 23, 2012 at 8:00 a.m. ET

CONTACT: Dan Behrendt
Chief Financial Officer
TASER International, Inc. (480) 905-2000

TASER International Reports Fourth Quarter Results

SCOTTSDALE, Ariz., February 23, 2012 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the fourth quarter of 2011 ended December 31, 2011.

Financial Summary:

•

Net sales were $21.3 million in the quarter, a decrease of $1.6 million or 7% compared to fourth quarter 2010 sales of $22.9 million. However, demand for the Company’s products remained strong having received orders totaling $1.6 million in the fourth quarter of 2011, which will be recognized in the first quarter of 2012.

•

Net sales for the full year 2011 were $90.0 million, an increase of $3.1 million when compared to 2010 net sales of $86.9 million. The increase in net sales was primarily driven by the growing demand and successful adoption of the TASER® X2™ electronic control device (ECD).

•

The Company took a one-time $5.7 million charge during the fourth quarter to reflect the write off of production tooling and excess inventory for the TASER® X3™ ECD and the first generation AXON™ video product and related accessories. The success of the new X2 has led the Company to conclude that it will not sell through its current level of X3 inventory even though the Company will continue to sell and support the X3 product line. In addition, with the launch of the AXON Flex™ video system this week, the Company has also concluded that it will not sell through the existing levels of first generation AXON video products and related accessories. The $3.7 million write downs associated with inventory are recorded in cost of sales, and impact gross margin. The remaining $2.0 million is included in operating income.

•

Gross margin in the fourth quarter of 2011 was 32.4%, compared to 51.7% in the same period last year. The deterioration of gross margin was driven by the write-down of excess inventory related to the X3 and AXON product lines.

•

Sales, general and administrative (SG&A) expenses of $10.1 million in the fourth quarter of 2011 increased approximately $0.8 million compared to the fourth quarter of 2010, as ongoing cost reduction efforts were offset by an increase in legal costs.

•

Research and development (R&D) expenses decreased $0.5 million to $2.1 million in the fourth quarter of 2011 when compared to the fourth quarter of 2010. The decrease was primarily attributable to the continued reduction in consulting costs.

•

Adjusted operating income, which excludes the impact of stock-based compensation charges, depreciation and amortization and loss on write down / disposal of property and equipment and excess inventory charges associated with the X3 and first generation AXON video product, was $1.1 million for the fourth quarter of 2011. GAAP loss from operations was $7.7 million for the quarter, compared to a loss from operations of approximately $30,000 for the fourth quarter of 2010.

•

Adjusted operating income for the full year of 2011 was $11.5 million, a $5.6 million, or a 94.5% increase from an adjusted operating income of $5.9 million for the full year of 2010. GAAP loss from operations was $11.4 million for the full year 2011 compared to a loss of from operations of $5.1 million for the full year 2010.

•

Net loss for the fourth quarter of 2011 was $6.2 million, or a loss of $0.11 per share on a basic and diluted basis. Net loss for the full year of 2011 was $7.3 million, or a loss of $0.12 per share on a basic and diluted basis.

•

The Company generated $17.3 million in cash from operating activities in the full year of 2011, a $16.6 million increase over 2010. This is approximately 19.2% of net sales for 2011. The Company generated $2.7 million of cash in the fourth quarter of 2011.

•

The Company repurchased $32.5 million, or approximately 7.5 million shares, of its common stock during 2011 representing 11.9% of the Company’s outstanding common stock as of January 1, 2011. The initiative to buy back shares was completed as of December 31, 2011. Cash, cash equivalents and investments were $26.4 million at the end of the fourth quarter of 2011 and the Company has no debt recorded on its balance sheet.

Other significant events:

•	The Company announced a number of new orders for the new X2 product during the fourth quarter, including:

•	The Chicago Police Department (IL) ordered 680 X2 ECDs with extended warranties, 4,900 cartridges and related accessories.

•	An unnamed United States city customer ordered 250 X2s with extended warranties, 1,750 cartridges and related accessories.

•	The Lee County Sheriff’s Department (FL) ordered 170 X2s, 500 cartridges and related accessories.

•	The Sunrise Police Department (FL) ordered 165 X2s with extended warranties, 1,032 cartridges and related accessories.

•	The Cary Police Department (NC) ordered 155 X2s with extended warranties, 930 cartridges and related accessories.

•	The Woodbury Police Department (MN) ordered 65 X2 ECDs with extended warranties, 257 cartridges and related accessories.

•	The Houston Police Department (TX) ordered 59 X2 ECDs, 692 cartridges and related accessories.

•	There were also orders during the fourth quarter of 2011 aggregating to 185 X2s with extended warranties and 1,110 cartridges where the revenue will be recognized in the first quarter of 2012.

•

The Company continued to generate traction for the TASER AXON on-officer camera and EVIDENCE™.com management service as a number of new agencies adopted the platform in the fourth quarter including orders from Danville Police Department (VA), Manassas Park Police Department (VA), Sibley Police Department (LA), Mountain View Police Department (CA), Rialto Police Department (CA), and Rantoul Police Department (IL). With the exception of the Danville and Rantoul police department orders, the orders above were multiple deliverable in nature, hence the revenue associated with these orders will begin to be recognized in the first quarter of 2012 when all of the deliverables are met. Further, in December 2011 the Company received orders from the Wichita Police Department (KS), University of Central Florida (FL) Police Department, Tonganoxie Police Department (KS) and the Tieton Police Department (WA) for the AXON cameras and EVIDENCE.com service totaling $176,000 in revenue that will be recognized over one to three years. These orders shipped in the fourth quarter of 2011.

•	The Company continues to see strong sales in established markets of the X26 ECD product and associated accessories with significant orders including:

•	The Pennsylvania State Police (PA) ordered 1,308 X26s with extended warranties, 10,464 cartridges and related accessories.

•	ProForce Law Enforcement, representing the Colorado State Patrol (CO), ordered 350 X26s with extended warranties, 1,400 cartridges and related accessories.

•	The Houston Police Department’s Training Academy (TX) ordered 250 X26s with extended warranties, 11,000 cartridges and 3,000 extended Digital Power Magazines.

•	Internationally, the Company received several orders totaling 755 X26s, 10 TASER CAM™ recorder units and 90,200 cartridges from unnamed customers.

“In 2011, we continued to enhance our market leading positions in defense hardware, software and services offerings through the successful launch and early adoption of our new X2 product, strong momentum in our AXON and EVIDENCE.com offering, and a continued focus on building stronger customer relationships,” commented Rick Smith, CEO of TASER International, Inc.

“The early success of the X2 ECD product is not only the result of our continued focus on innovation, but also the ongoing efforts to collaborate with our customers while focusing on making strategically sound investments. Due to the success of the X2 and the demand we are seeing for the recently launched AXON Flex system, we have taken actions to better position the company for future financial success by rationalizing several legacy product lines. While this action resulted in a one-time charge during the fourth quarter, it allows us further flexibility to manage our business in-line with customer demand and continue to position TASER for growth.”

“Looking to 2012, we will continue to focus on cost and maintaining a flexible balance sheet that allows us to shift with market conditions and capture growth from the continued increasing demand we see for our products. Our pipeline of demand remains strong and we anticipate further penetration in the market for both our hardware and software service offerings.”

The Company will host its fourth quarter 2011 earnings conference call on Thursday, February 23, 2012 at 10:00 a.m. ET. To join the live audio presentation, please dial toll free at 866-761-0749 or 617-614-2707 for international callers. The pass code is 60976219.

Non-GAAP Measures

To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization, litigation judgment expense, asset impairment charges, loss on write down of Property and Equipment, and excess inventory charges associated with the TASER X3 ECD and first generation AXON video product. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete non-cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

Caution on Use of Non-GAAP Measures

As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•

these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life, prevent conflict, and resolve disputes. More than 16,575 public safety agencies in 107 countries rely on TASER® electronic control devices (ECDs) and AXON on-officer camera systems to help protect and serve. Today, the use of TASER ECDs has saved more than 85,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 241,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, TASER CAM, X26, X2, X3, and EVIDENCE.com are trademarks of TASER International, Inc.

Note to Investors

To review the TASER International Safe Harbor Statement, please visit our Investor Relations Safe Harbor Statement at http://investor.taser.com/phoenix.zhtml?c=129937&p=irol-safeharbor.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	September 30,	September 30,
	For the Three Months Ended
	December 31, 2011	December 31, 2010

Net sales	$21,329,791	$22,881,512
Cost of products sold	10,666,240	11,043,252
Excess inventory charges	3,746,149	—

Gross margin	6,917,402	11,838,260

Sales, general and administrative expenses	10,068,224	9,302,841
Research and development expenses	2,066,798	2,530,862
Litigation judgment expense	468,820	—
Asset impairment	—	—
Loss on write down / disposal of property and equipment, net	2,004,043	35,079

Loss from operations	(7,690,483)	(30,522)

Interest and other (expense) income, net	(16,280)	1,353

Loss before benefit (provision) for income taxes	(7,706,763)	(29,170)
(Benefit) provision for income taxes	(1,518,358)	167,793

Net loss	$(6,188,405)	$(196,963)

Loss per common and common equivalent shares
Basic	$(0.11)	$(0.00)
Diluted	$(0.11)	$(0.00)

Weighted average number of common and common equivalent shares outstanding
Basic	55,861,811	62,346,388
Diluted	55,861,811	62,346,388

TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	September 30,	September 30,
	For the Twelve Months Ended
	December 31, 2011	December 31, 2010

Net sales	$90,027,906	$86,930,019
Cost of products sold	41,752,520	41,563,144
Excess inventory charges	3,746,149	—

Gross margin	44,529,237	45,366,875

Sales, general and administrative expenses	38,000,455	39,021,564
Research and development expenses	9,989,219	11,411,889
Litigation judgment expense	3,770,063	—
Asset impairment	1,353,857	—
Loss on write down / disposal of property and equipment, net	2,800,396	73,061

Loss from operations	(11,384,753)	(5,139,639)

Interest and other income, net	1,287,192	25,819

Loss before benefit for income taxes	(10,097,561)	(5,113,820)
Benefit for income taxes	(2,770,340)	(729,385)

Net loss	$(7,327,221)	$(4,384,435)

Loss per common and common equivalent shares
Basic	$(0.12)	$(0.07)
Diluted	$(0.12)	$(0.07)

Weighted average number of common and common equivalent shares outstanding
Basic	59,435,624	62,524,446
Diluted	59,435,624	62,524,446

TASER International, Inc.

Segment Reporting

(Unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the Three Months Ended
	December 31, 2011			December 31, 2010
	Video	ECD	Total	Video	ECD	Total
Product sales	580,432	20,649,894	21,230,326	650,789	22,228,923	22,879,712
Service revenue	99,465	—	99,465	1,800		1,800

Net sales	$679,897	$20,649,894	$21,329,791	$652,589	$22,228,923	$22,881,512

Cost of products sold	737,004	8,585,341	9,322,345	913,976	9,039,779	9,953,755
Cost of service delivered	1,343,895	—	1,343,895	1,089,497	—	1,089,497
Excess inventory charges	1,997,050	1,749,099	3,746,149	—	—	—

Total cost of sales	4,077,949	10,334,440	14,412,389	2,003,473	9,039,779	11,043,252

Gross margin	(3,398,052)	10,315,454	6,917,402	(1,350,884)	13,189,144	11,838,260

Sales, general and administrative expenses	936,560	9,131,664	10,068,224	577,795	8,725,046	9,302,841
Research and development expenses	1,120,443	946,355	2,066,798	1,008,148	1,522,714	2,530,862
Litigation judgment expense	—	468,820	468,820	—	—	—
Asset impairment	—	—	—	—	—	—
Loss on write down / disposal of property and equipment, net	1,445,593	558,450	2,004,043	—	35,079	35,079

Income (loss) from operations	$(6,900,648)	$(789,835)	$(7,690,483)	$(2,936,827)	$2,906,305	$(30,522)

Operating margin %	-1015%	-4%	-36%	-450%	13%	0%

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	For the Twelve Months Ended
	December 31, 2011			December 31, 2010
	Video	ECD	Total	Video	ECD	Total
Product Sales	3,001,143	86,675,067	89,676,210	4,438,212	82,412,462	86,850,674
Service revenue	351,696	—	351,696	79,345	—	79,345

Net sales	$3,352,839	$86,675,067	$90,027,906	$4,517,557	$82,412,462	$86,930,019

Cost of products sold	2,692,729	33,501,596	36,194,325	3,396,217	35,018,904	38,415,121
Cost of service delivered	5,558,195	—	5,558,195	3,148,023		3,148,023
Excess inventory charges	1,997,050	1,749,099	3,746,149	—	—	—

Total cost of sales	10,247,974	35,250,695	45,498,669	6,544,240	35,018,904	41,563,144

Gross margin	(6,895,135)	51,424,372	44,529,237	(2,026,683)	47,393,558	45,366,875

Sales, general and administrative expenses	3,206,566	34,793,889	38,000,455	2,377,415	36,644,149	39,021,564
Research and development expenses	3,831,654	6,157,565	9,989,219	5,876,074	5,535,815	11,411,889
Litigation judgment expense	—	3,770,063	3,770,063	—	—	—
Asset impairment	—	1,353,857	1,353,857	—	—	—
Loss on write down / disposal of property and equipment, net	2,156,836	643,560	2,800,396	—	73,061	73,061

Income (loss) from operations	$(16,090,191)	$4,705,438	$(11,384,753)	$(10,280,172)	$5,140,533	$(5,139,639)

Operating margin %	-480%	5%	-13%	-228%	6%	-6%

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	000000	000000	000000	000000	000000	000000
	For the Three Months Ended
	December 31, 2011			December 31, 2010
	Video	ECD	Total	Video	ECD	Total
GAAP gross margin	$(3,398,052)	$10,315,454	$6,917,402	$(1,350,884)	$13,189,144	$11,838,260
Excess inventory charges	1,997,050	1,749,099	3,746,149	—	—	—

Adjusted gross margin	$(1,401,002)	$12,064,553	$10,663,551	$(1,350,884)	$13,189,144	$11,838,260

GAAP income (loss) from operations	$(6,900,648)	$(789,835)	$(7,690,483)	$(2,936,827)	$2,906,305	$(30,522)
Stock-based compensation expense (a)	89,114	476,375	565,489	185,931	657,746	843,677
Depreciation and amortization	709,850	1,272,504	1,982,354	654,057	1,389,633	2,043,690
Litigation judgment expense	—	468,820	468,820	—	—	—
Inventory reserves	1,997,050	1,749,099	3,746,149	—	—	—
Loss on write down / disposal of property and equipment, net	1,445,593	558,450	2,004,043	—	35,079	35,079

Adjusted operating income (loss)	$(2,659,041)	$3,735,413	$1,076,372	$(2,096,839)	$4,988,763	$2,891,924

	000000	000000	000000	000000	000000	000000
	For the Twelve Months Ended
	December 31, 2011			December 31, 2010
	Video	ECD	Total	Video	ECD	Total
GAAP gross margin	$(6,895,135)	$51,424,372	$44,529,237	$(2,026,683)	$47,393,558	$45,366,875
Excess inventory charges	1,997,050	1,749,099	3,746,149	—	—	—

Adjusted gross margin	$(4,898,085)	$53,173,471	$48,275,386	$(2,026,683)	$47,393,558	$45,366,875

GAAP income (loss) from operations	$(16,090,191)	$4,705,438	$(11,384,753)	$(10,280,172)	$5,140,533	$(5,139,639)
Stock-based compensation expense (a)	398,229	2,700,704	3,098,933	619,374	3,063,301	3,682,675
Depreciation and amortization	2,687,517	5,407,449	8,094,966	1,582,629	5,704,286	7,286,915
Litigation judgment expense	—	3,770,063	3,770,063	—	—	—
Asset impairment	—	1,353,857	1,353,857	—	—	—
Inventory reserves	1,997,050	1,749,099	3,746,149	—	—	—
Loss on write down / disposal of property and equipment, net	2,156,836	643,560	2,800,396	—	73,061	73,061

Adjusted operating income (loss)	$(8,850,559)	$20,330,170	$11,479,611	$(8,078,169)	$13,981,181	$5,903,012

a)	Results include stock-based compensation as follows:

	000000	000000	000000	000000
	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cost of products sold	$19,688	$75,090	$154,905	$300,787
Sales, general and administrative expenses	417,238	513,350	2,308,496	2,728,360
Research and development expenses	128,563	255,237	635,532	653,528

	$565,489	$843,677	$3,098,933	$3,682,675

TASER International, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$21,300,733	$42,684,241
Short term investments	5,108,189	—
Accounts receivable, net of allowance of $450,000 and $200,000 at December 31, 2011 and December 31, 2010, respectively	11,780,135	13,542,535
Inventory	11,484,761	17,815,405
Prepaid expenses and other current assets	2,089,676	1,999,525
Deferred income tax assets, net	8,792,509	6,284,489

Total current assets	60,556,003	82,326,195

Property and equipment, net	26,845,220	35,905,765
Deferred income tax assets, net	14,074,054	13,919,753
Intangible assets, net	3,224,006	3,090,876
Other long-term assets	444,933	944,346

Total assets	$105,144,216	$136,186,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,513,938	$4,550,789
Accrued liabilities	8,111,823	3,759,800
Current portion of deferred revenue	3,317,641	3,265,260
Customer deposits	413,314	372,145

Total current liabilities	16,356,716	11,947,994
Deferred revenue, net of current portion	4,636,901	4,392,860
Liability for unrecorded tax benefits	1,982,399	2,281,840

Total liabilities	22,976,016	18,622,694

Stockholders’ Equity
Preferred stock, $0.00001 par value per share; 25 million shares authorized; no shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	—	—

Common stock, $0.00001 par value per share; 200 million shares authorized; 55,696,608 and 62,621,268 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	652	647
Additional paid-in capital	101,597,626	97,122,085
Treasury stock, 9,556,183 and 2,091,600 shares at December 31, 2011 and December 31, 2010, respectively	(47,207,093)	(14,708,237)
Retained earnings	27,857,971	35,185,191
Accumulated other comprehensive loss	(80,956)	(35,445)

Total stockholders’ equity	82,168,200	117,564,241

Total liabilities and stockholders’ equity	$105,144,216	$136,186,935

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(Unaudited)

	September 30,	September 30,
	For the Twelve Months Ended
	December 31, 2011	December 31, 2010

Net loss	$(7,327,221)	$(4,384,435)
Depreciation and amortization	8,094,966	7,286,915
Stock-based compensation expense	3,098,933	3,682,675
Net cash provided by operating activities	17,324,821	731,525
Net cash used by investing activities	(7,596,065)	(4,471,702)
Net cash (used) provided by financing activities	(31,122,243)	929,393
Cash and cash equivalents, end of period	$21,300,733	$42,684,241